SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-505I8 (CommissionFile Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Deferred Compensation Plan
Form of Notice of Election to Defer Annual Salary
Form of Initial Distribution Election Form
Form of Beneficiary Election Form

Section 1 — Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On March 14, 2005, Franklin Bank Corp. (the “Company”) established the Franklin Bank Corp. Deferred Compensation Plan (the “Plan”), a new non-qualified deferred compensation plan.

     The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code (the “Code”), recently enacted under the American Jobs Creation Act of 2004. Section 409A imposes a number of requirements on non-qualified deferred compensation plans, primarily relating to the timing of elections and distributions. The following is a summary of the terms and conditions of the Plan that are material to the Company.

     The Plan, which is effective as of March 14, 2005, is for the benefit of the Company’s directors and a certain key employees as selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Plan provides the participants with the opportunity to defer, on a pre-tax basis, all or a portion of their directors’ fees, annual base salary, and all or a portion of their bonus earned each year. Amounts deferred are credited to the participant’s bookkeeping account. Amounts are also credited quarterly with hypothetical earnings on those deferred amounts based on the three-year LIBOR rate, as reported by Bloomberg Monitor, on the last business day of each calendar quarter.

     Distributions may generally be made either as a lump sum or in no more than ten annual installments on or commencing on a fixed date elected by a participant or following the participant’s termination of employment. Lump sum distributions must be made upon a change of control of the Company, upon the death of a participant, and in the event that the participant’s account is less than $50,000 at the time of the occurrence of a distribution event. Distributions may also be made as a lump sum on a limited basis and to the extent necessary upon the occurrence of the participant’s unforeseeable financial emergency as approved by the Committee.

     Benefits under the Plan are paid from the general assets of the Company and are subject to the claims of its creditors and the risk of insolvency. As a result, each participant is a general, unsecured creditor of the Company with respect to amounts the participant has deferred under the Plan. The Company may, by action of the Committee, terminate the Plan; provided, however, such termination shall not affect any participant’s right to receive any distribution due under the Plan. The Plan will be interpreted by the Committee in such manner as necessary to comply with the requirements of Code Section 409A and the authority issued thereunder. The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)      Exhibits.

Exhibit 10.1	Franklin Bank Corp. Deferred Compensation Plan

Exhibit 10.2	Form of Notice of Election to Defer Annual Salary, Board of Directors Fees and Discretionary Bonus for use under the Franklin Bank Corp. Deferred Compensation Plan

Exhibit 10.3	Form of Initial (After Initial Participation or After Distribution) Distribution Election Form for use under the Franklin Bank Corp. Deferred Compensation Plan

Exhibit 10.4	Form of Beneficiary Election Form for use under the Franklin Bank Corp. Deferred Compensation Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: March 18, 2005	By:	/s/ Russell McCann

Russell McCann Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Franklin Bank Corp. Deferred Compensation Plan

10.2	Form of Notice of Election to Defer Annual Salary, Board of Directors Fees and Discretionary Bonus for use under the Franklin Bank Corp. Deferred Compensation Plan

10.3	Form of Initial (After Initial Participation or After Distribution) Distribution Election Form for use under the Franklin Bank Corp. Deferred Compensation Plan

10.4	Form of Beneficiary Election Form for use under the Franklin Bank Corp. Deferred Compensation Plan